Exhibit 21.1
Subsidiaries
Flowserve Corporation

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve S.A.	Argentina	Chuquisaca 302, Godoy Cruz
M5504DMH Mendoza,
Argentina

Flowserve Australia Pty. Ltd.	Australia	14 Dalmore Drive
Scoresby, Victoria 3179
Australia

Thompson, Kelly & Lewis Pty. Ltd.	Australia	5 Parker Street
Castlemain, Victoria 3450
Australia

Flowserve (Austria) GmbH	Austria	Industriestraße B No. 6
A-2345 Brunn am Gebirge
Austria

Flowserve FSD N.V.	Belgium	Port 328
Göteborgweg 6, Bus 2
Antwerpen 2030
Belgium

Flowserve Belgium N. V.	Belgium	Port 328
Göteborgweg 6, Bus 2
Antwerp 2030
Belgium

Flowserve Finance Belgium BVBA	Belgium	Goteborgweg 6
Haven 328
2030 Antwerp
Belgium

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve do Brasil Ltda.	Brazil	Avenida Dom Hélder Câmara,
5451
Rio de Janeiro, RJ
CEP 20771-001
Brazil

Flowserve Ltda.	Brazil	Rua Tocantins, 128
São Caetano do Sul, SP
CEP 09580-130
Brazil

Flowserve Canada Corp.	Canada	15 Worthington Drive
Brantford, Ontario
Canada N3T 5M5

Flowserve Canada Holding Corp.	Canada	15 Worthington Drive
Brantford, Ontario
Canada N3T 5M5

Flowserve Canada Limited	Canada	120 Vinyl Court
Partnership		Woodbridge, Ontario L4L 4A3
Canada

Flowserve Nova Scotia Holding	Canada	15 Worthington Drive
Corp.		Brantford, Ontario
Canada N3T 5M5

Flowserve Chile S.A.	Chile	205, Roman Diaz St., Suite
302
Providencia, Santiago
Chile

Flowserve Shanghai Limited	China	351 JinZang Road, PuDong
JinQiao Export
Process Zone, Shanghai
China

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Fluid Motion and	China	Unit 05-07, 10th Floor
Control (Suzhou) Co., Ltd.		Azia Center, No.1233 Lujiazui
Ring Road
Pudong New Area, Shanghai
China

Flowserve Technology (Shanghai)	China	351 JinZang Road, PuDong
Co., Ltd.		JinQiao Export
Process Zone, Shanghai
China

Flowserve XD Changsha Pump Co.,	China	351 JinZang Road, PuDong
Ltd.		JinQiao Export
Process Zone, Shanghai
China

Flowserve Colombia, Ltda.	Colombia	Carrera 7 No. 37-25 Oficina
305
Bogotá, Colombia

Flowserve Czech Republic, s.r.o.	Czech Republic	Olomouc
Roháče z Dubé 164/13
Czech Republic 772 00

Naval OY	Finland	Riihenkalliontie 10
Laitila, Finland 23800

Flowserve France Holding S.N.C.	France	15 Rue du ler Mai
92000 Nanterre
France

Flowserve France S.A.S.	France	Route d’Angers
72230 Arnage
France

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve France FSD S.A.S	France	15 Rue du ler Mai
92000 Nanterre
France

Flowserve Pleuger S.A.S.	France	21, Rue de la Mouchetiere
Parc D’Activités d’Ingré
45140 Saint Jean de la Ruelle
France

Flowserve Polyvalves S.A.S.	France	BP 20
30 Rue Jean Jaurés
42240 Unieux
France

Flowserve Pompes S.A.S.	France	Route D’Angers
72234 Arnage
France

Flowserve Sales International	France	15 Rue du ler Mai
S.A.S.		92000 Nanterre
France

Flowserve S.A.S.	France	7, Avenue de la Liberation
BP 60
63307 Thiers Cedex
France

Argus GmbH & Co. K.G.	Germany	Rudolf Plank Str. 2
D-76275 Ettlingen
Germany

Deutsche Ingersoll-Dresser	Germany	Friedrich-Ebert-Damm 105
Pumpen GmbH		22047 Hamburg
Germany

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Ahaus GmbH	Germany	von-Braun-Straße 19a
Postfach 1162
48683 Ahaus
Germany

Flowserve Dortmund GmbH & Co. KG	Germany	Flaspoete 101
44388 Dortmund
Germany

Flowserve Dortmund Verwaltungs	Germany	Flaspoete 101
GmbH		44388 Dortmund
Germany

Flowserve Essen GmbH	Germany	Manderscheidstr. 19
45141 Essen
Germany

Flowserve Flow Control GmbH	Germany	Rudolf-Plank – Str. 2
76275 Ettlingen
Germany

Flowserve Hamburg GmbH	Germany	Friedrich-Ebert-Damm 105
22047 Hamburg
Germany

Gestra AG	Germany	Muenchener Str. 77
D-28215 Bremen
Germany

IDP Pumpen GmbH	Germany	Storkower Str. 142-146
10407 Berlin
Germany

Ingersoll-Dresser Pumpen GmbH	Germany	Storkower Str. 142-146
10407 Berlin
Germany

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Audco India Ltd.	India	Mount-Poonamallee Road
Manapakkam
Chennai 600 089
India

Flowserve India Controls Pvt. Ltd.	India	Plot No. 4, 1A, Road No. 8
Export Promotion Industrial Park
(EPIP)
Whitefield, Bangalore 560 066
India

Flowserve Microfinish Pumps Pvt.	India	568/1, Industrial Estate
Ltd.		Gokul Road
Hubli 580 030
Karnataka
India

Flowserve Microfinish Valves Pvt.	India	568/1, Industrial Estate
Ltd.		Gokul Road
Hubli 580 030
Karnataka
India

Flowserve Sanmar Limited	India	147, Karapakkam Village
Chennai 600 096
India

PT Flowserve	Indonesia	102E Cilandak Commercial Estate
Jin. TB. Simatupang, Cilandak
Jakarta 12560
Indonesia

Audco Italiana Srl	Italy	Via Domenico Cucchiari, 30
Milano
Italy

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve S.p.A.	Italy	Via Prealpi, N. 30
20032 Cormano
Milano
Italy

Ingersoll-Dresser Pumps S.p.A.	Italy	Via Rossini, 90/92
20033 Desio (Milan)
Italy

Worthington S.p.A.	Italy	Via Rossini 90/92
20033 Desio (Milan)
Italy

Ebara-Byron Jackson, Ltd.	Japan	Asahi Seimei Gotanda Building
25-16 Higashi-Gotanda 5-Chome
Shinagawa-Ku
Tokyo 141-0022
Japan

Flowserve Japan Co. Ltd.	Japan	710, Oaza Mitsushima
Kadoma City
Osaka 571
Japan

Niigata Equipment Maintenance	Japan	No. 18 Mori Building
Co., Ltd.		3-13 Toranomon 2-Chome
Minato-ku
Tokyo 105, Japan

Niigata Worthington Company Ltd.	Japan	Solid Square, West Tower
10th Floor
580 Horikawa-Cho, Saiwai-Ku
Kawasaki City, Kanagawa
Pref. 210
Japan

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Korea Seal Master Company Ltd.	South Korea	600 Kam-jung-ri, Kimpo-up,
Kimpo-gun, Kyunggi-do,
Republic of Korea

Flowserve Finance S.a.r.l.	Luxembourg	9, rue Schiller
L-2519 Luxembourg
Grand Duchy of Luxembourg

Flowserve SAAG Sdn Bhd	Malaysia	No. 1 Jalan SS 25/34
Mayang Industrial Park
47301 Petaling Jaya
Selangor Darul Ehsan
Malaysia

Flowserve (Mauritius) Corporation	Mauritius	International Management
(Mauritius) Ltd.
Les Cascades Building
Edith Cavell Street
Port Louis
Mauritius

Flowserve S.A. de C.V.	Mexico	Via Morelos No. 437
Col. Santa Clara
Ecatepec
55540 Mexico, D.F.

Industrias Medina S.A. de C.V.	Mexico	Col. Barrio de Guadalupe
Apartado Postal E-29
37280 Leon, GTO
Mexico

Inmobiliaria Industrial de Leon	Mexico	Col. Barrio de Guadalupe
S.A. de C.V.		Apartado Postal E-29
37280 Leon, GTO
Mexico

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Maquiladora Industrial de Leon	Mexico	Col. Barrio de Guadalupe
S.A. de C.V.		Apartado Postal E-29
37280 Leon, GTO
Mexico

Fabromatic B.V.	Netherlands	Wetering 2
3451 BM Vleuten
The Netherlands

Flowserve B.V.	Netherlands	Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Flowserve Netherlands C.V.	Netherlands	Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Flowserve Netherlands Management	Netherlands	Parallelweg 6
B.V.		4878 AH Etten-Leur
The Netherlands

Flowserve Global Lending B.V.	Netherlands	Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Flowserve International B.V.	Netherlands	Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Flowserve Repair & Services BV	Netherlands	Van Leeuwenhoekweg 6
3225 LX Hellevoetsluis
The Netherlands

Flowserve Finance B.V.	Netherlands	Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Flow Control Benelux	Netherlands	Rechtzaad 17
B.V.		4703 RC Roosendaal
The Netherlands

Flowserve New Zealand Limited	New Zealand	23C Rennie Drive
Airport Oaks
Auckland
New Zealand

Flowserve Norway S.A.	Norway	Vallerudåsen 95
1476 Rasta (Lørenskog
municipality)
Norway

Flowserve Peru S.A.C.	Peru	Calle Victor Alzamora
No. 480, Piso 3
Barrio Médico
Distrito de Surquillo
Lima, Perú

Gestra Polonia SP. z.o.o.	Poland	Ul. Schuberta 104
Postfach 727
80-172 Gdansk
Poland

Flowserve Portuguesa Mecanismos	Portugal	Av. Dr. Antunes Guimarães,
de Controlo de Fluxos, Lda.		No. 1159
4100-082 Porto
Portugal

OOO Flowserve	Russia	Gamsonovsky Lane 2
Building 1, Floor 5
Moscow RF 11591
Russia

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Arabian Seals Company, Ltd.	Saudi Arabia	(Al-Khobar – Dammam Highway
Above Al-Maktaba Bookshop)
P. O. Box 35086
Dammam 31488
Saudi Arabia

Flowserve Abahsain Co. Ltd.	Saudi Arabia	c/o Abahsain
P. O. Box 209
Al-Khobar 31952
Kingdom of Saudi Arabia

Flowserve—Al Rushaid Company Ltd	Saudi Arabia	P. O. Box 31685
Al Khobar
Saudi Arabia 31952

Flowserve Pte. Ltd.	Singapore	33 Changi South, Ave 2
Singapore 486445

Limitorque Asia Pte. Ltd.	Singapore	12 Tuas Avenue 20
Singapore 638824

Flowserve South Africa	South Africa	P. O. Box 8185
(Proprietary) Limited		Elandsfontein
Johannesburg 1406
South Africa

Flowserve S.A.	Spain	Carretera Nacional III
Km. 23,600
Aranga de Rey
Madrid
Spain

Flowserve Spain S.A.	Spain	Av. Fuentemar, 26-28
Poligono Industrial
28820 Coslada (Madrid)
Spain

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Gestra Espanola, S.A.	Spain	Luis Cabrera, 86-88
E-28002 Madrid
Spain

Flowserve Sweden AB	Sweden	c/o NAF Industries AB
Gelbgjutaregatan 2
SE-58187 Linköping
Sweden

NAF AB	Sweden	Gelbgjutaregatan 2
SE-58187 Linköping
Sweden

Palmstierna International AB	Sweden	Korta Gatan 9
SE 17154 Solna
Sweden

Flowserve International S.A.	Switzerland	Allée du Quartz 1
2300 La Chaux-de-Fonds
Switzerland

Flowserve S.A.	Switzerland	Allee du Quartz 1
2300 La-Chaux-de-Fonds
Switzerland

Flowserve Trading GmbH	Switzerland	Allée du Quartz 1
2300 La Chaux-de-Fonds
Switzerland

Flowserve (Thailand) Limited	Thailand	13 Soi G 14
Pakornsongkrorat Road
Tambol Maptaphut
Amphur Muang, Rayong
21150
Thailand

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Al Mansoori Services	United Arab Emirates	P.O. Box 3374
Company Limited		Abu Dhabi
United Arab Emirates

Flowserve Gulf FZE	United Arab Emirates	Plot # S20001
Jebel Ali Free Zone
Dubai
United Arab Emirates

Audco Limited	United Kingdom	Burrell Road
Haywards Heath
West Sussex RH16 1TL
United Kingdom

Flowserve Flow Control (U.K.) Ltd	United Kingdom	Burrell Road
Haywards Heath
West Sussex RH16 1TL
United Kingdom

Flowserve International Limited	United Kingdom	Harley House
94 Hare Lane
Claygate, Surrey KT10 ORB
United Kingdom

Flowserve Limited	United Kingdom	Harley House
94 Hare Lane
Claygate, Surrey KT10 ORB
United Kingdom

Flowserve GB Limited	United Kingdom	P. O. Box 17
Lowfield Works
Newark, Notts NG24 3EN
United Kingdom

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve Service Limited	United Kingdom	Sunningdale House
Sunningdale Road
South Park Industrial Estate
Scunthrope, North Lincolnshire
DN17 2TY
United Kingdom

Flowserve UK Finance Limited	United Kingdom	Harley House
94 Hare Lane
Claygate, Surrey KT10 ORB
United Kingdom

M.F. Sealing Systems Limited	United Kingdom	The Endeavour Partnership
LLP
Westminister
Saint Marks Court
Teesdale
Stockton on Tees TS17 6QP
United Kingdom

BW/IP New Mexico, Inc.	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowcom Insurance Company, Inc.	United States - Hawaii	Pacific Guardian Center, Suite
2100
737 Bishop Street
Honolulu, Hawaii 96813

Flowserve Holdings, Inc.	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve Holdings II LLC	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Jurisdiction of
Name of Subsidiary	Incorporation	Address
Flowserve International, Inc.	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve Italy LLC	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve LA Holdings LLC	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve Management Company	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve Mexico Holdings LLC	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve US Inc.	United States - Delaware	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

PMV — USA, Inc.	United States - Texas	5215 North O’Connor Blvd.
Suite 2300
Irving, TX 75039

Flowserve de Venezuela S.A.	Venezuela	Blv. El Cafetal
Edif., NININA
Mezzanina Local 7
Caracas
Venezuela